GUARANTY AGREEMENT

     PETER T. MAHER, an individual, having his primary residence address at 8 Sloping Hill Terrace, Wayne, New Jersey, (hereinafter called "Guarantor"), has requested 7 BECKER FARM ASSOCIATES, a New Jersey limited partnership, having an address c/o Bellemead Management Co., Inc., 280 Corporate Center, 4 Becker Farm Road, :Roseland, New Jersey 07068 (hereinafter called "Landlord") to consent to a certain assignment and assumption agreement dated as of June 12, 1992 ("Assignment and Assumption Agreement") between (i) Guarantor and Raymond Schwartz, collectively as assignor, and (ii) M&S Corporate Holdings, Inc., as assignee, which transfers that certain lease dated as of July 1, 1992 between
(a) Landlord and (b) RAYMOND SCHWARTZ and Guarantor (said lease as the same may have been or may hereafter be amended is hereinafter called the "Lease"). M&S Corporate Holdings, Inc. and any successor thereto is hereinafter referred to as "Tenant". In order to induce Landlord to consent to the Assignment and Assumption Agreement, Guarantor, irrespective of any circumstances which may constitute a legal or equitable defense or discharge of a guarantor or surety, hereby guarantees, unconditionally and absolutely, to Landlord, its successors and assigns (without requiring any notice of nonpayment, nonkeeping, nonperformance or nonobservance or proof of notice or demand whereby to charge Guarantor, all of which Guarantor hereby expressly waives), the full and faithful, keeping, performance and observance, of all the covenants, agreements, terms, provisions and conditions of the Lease provided to be kept, performed and observed by Tenant (expressly including, without being limited to, the payment as and when due of Minimum Rent, Adjusted Minimum Rent, additional rent, charges and damages payable by Tenant under the Lease) and the payment of any and all other damages for which Tenant shall be liable by reason of any act or omission contrary to any of said covenants, agreements, terms, provisions or conditions.

     To further induce Landlord to consent to the Assignment and Assumption Agreement and in consideration of such consent, Guarantor represents and warrants that:

     (a) This Guaranty constitutes Guarantor's valid and legally binding agreement enforceable in accordance with its terms.

     (b) The execution, delivery and performance by Guarantor of this Guaranty does not contravene any law, governmental rule, regulation or order applicable to Guarantor, and does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which Guarantor is a party or otherwise binding upon Guarantor.

     (c) No consent or approval of, giving notice to, registration with or taking of any other action with respect of, any governmental authority or agency is required with respect to the execution, delivery and performance by Guarantor of this Guaranty.

     (d) There are no actions, suits, proceedings or claims pending or, to the best of Guarantor's knowledge, threatened against or affecting Guarantor in any court or before any governmental commission, board, authority, or otherwise, if adversely determined, will adversely affect the ability of Guarantor to perform its obligations under this Guaranty.

     To further induce Landlord to consent to the Assignment and Assumption Agreement and in consideration of such consent, Guarantor hereby expressly covenants and acknowledges as follows:

          (1) The obligations hereunder of Guarantor shall not be terminated or affected in any way or manner whatsoever by reason of Landlord's resort, or Landlord's omission to resort, to any summary or other proceedings, actions or remedies for the enforcement of any of Landlord's rights under the Lease or with respect to the premises thereby demised or by reason of any extensions of time or indulgences granted by Landlord, or by reason of the assignment or surrender of all or any part of the Lease or the term and estate thereby granted or all or any part of the premises demised thereby except to the extent that Tenant is released in writing by Landlord from any obligation in connection with any such assignment or surrender. The liability of Guarantor is coextensive with that of Tenant and also joint and several, and action or suit may be brought against Guarantor and carried to final judgment and/or completion and recovery had, either with or without making Tenant a party thereto. Insofar as the payment by Tenant of any sums of money to Landlord is involved, this Guaranty is guaranty of payment and not of collection and shall remain in full force and effect until payment in full to Landlord of all sums

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

payable under the Lease. Guarantor waives any right to require that any action be brought against Tenant or any other guarantor or to require that resort be had to any security or to any other credit in favor of Tenant.

          (2) If, pursuant to law or to any option granted by the Lease, the Lease shall be renewed, or its term extended, for any period beyond the date specified in the Lease for the expiration of said term, or if the Tenant holds over beyond the term of the Lease, or if pursuant to any such option, additional space shall be included in, or substituted for all or any part of, the premises demised by the Lease, or if the Lease be modified by agreement between Landlord and Tenant in any other similar or dissimilar respect, the obligations hereunder of Guarantor shall extend and apply with respect to the full and faithful keeping, performance and observance of all of the covenants, agreements, terms, provisions and conditions which under such renewal of the Lease or extension of its term and/or with respect to any such additional space, or which under any supplemental indenture or new lease or modification agreement, entered into for the purpose of expressing or confirming any such renewal, extension, inclusion, substitution or modification, are to be kept, performed and observed by Tenant (expressly including, without being limited to, the payment as and when due of Minimum Rent, Adjusted Minimum Rent, additional rent, charges and damages provided for thereunder) and the payment of any and all other damages for which Tenant shall be liable by reason of any act or omission contrary to any of said covenants, agreements, terms, provisions or conditions.

          (3) Neither the giving nor the withholding by Landlord of any consent or approval provided for in the Lease shall affect in any way the obligations hereunder of Guarantor.

          (4) Guarantor expressly agrees (without in any way limiting its liability under any other provision of this Guaranty) that Guarantor shall, at the request of Landlord, enter into a new lease with Landlord upon the same terms and conditions as contained :in the Lease immediately prior to its termination for a term commencing on the termination date of the Lease and ending on the expiration date of the Lease if (a) the Lease shall be terminated due to a default by Tenant thereunder, or (b) in any proceeding under the Bankruptcy Code of the United States, as amended from time to time, or any proceeding under any other similar present or future federal or state law, or as a result of the decision of any court interpreting any of the same, the Lease shall be terminated or rejected or the obligations of the Tenant thereunder or any rights or remedies Landlord may have against the Tenant shall be limited, impaired, stayed, changed, released or modified on account of the same. Neither Guarantor, s obligation to make payment in accordance with the terms of this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed, stayed, released or limited in any manner whatsoever by any impairment, modification, change, release, limitation or stay of the liability of Tenant or its estate in bankruptcy or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Bankruptcy Code of the United States or other statute or from the decision of any court interpreting any of the same, and Guarantor shall be obligated under this Guaranty as if no such impairment, stay, modification, change, release or limitation had occurred.

          (5) Until all of Tenant's obligations under the Lease are fully performed, Guarantor (a)waives any right of subrogation against Tenant by reason of any payment or acts of performance. by Guarantor in compliance with the obligations of Guarantor under this Guaranty; (b)waives any other right which Guarantor may have against Tenant by reason of any one or more payments or acts in compliance with the obligations of Guarantor under this Guaranty; and
(c)subordinates any liability or indebtedness of Tenant held by Guarantor to the obligations of Tenant to Landlord under the Lease.

          (6) This Guaranty, and all of the terms hereof, shall be binding on Guarantor and the successors, assigns, and legal representatives of Guarantor as well as on Landlord and the successors, assigns and legal representatives of Landlord. This Guaranty shall include any liability of Tenant which shall accrue under the Lease for any period preceding as well as any period following the term of the Lease.

          (7) Guarantor hereby waives the right to trial by jury in any action or proceeding that may hereafter be instituted by Landlord against Guarantor in respect of this Guaranty. Guarantor waives the benefit of any statute of limitations affecting Guarantor's liability under this Guaranty.

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

          (8) The Lease and this Guaranty shall be governed by, and interpreted under the laws of, and enforced in the courts of New Jersey.

          (9) Guarantor irrevocably appoints Tenant as its agent for service of process related to this Guaranty. Guarantor hereby irrevocably submits itself to the jurisdiction of the courts of the State of New Jersey and to the jurisdiction of the United States District Court for the District of New Jersey for the purposes of any suit, action or other proceeding brought by Landlord arising out of or based upon this Guaranty or the Lease. Guarantor hereby waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Guaranty and/or the Lease may not be enforced in or by such court.

          (10) Guarantor agrees at any time and from time to time, upon not less than ten (10) days' prior written request, that Guarantor shall execute, acknowledge and deliver to Landlord, or its designee, a statement in writing certifying that this Guaranty is unmodified and is in full force and effect (or if there have been modifications, the specifics thereof and that the Guaranty is in full force and effect as modified). It is intended hereby that any such statement delivered pursuant to this Paragraph may be relied upon by a prospective purchaser of the Landlord's interest or a mortgagee of Landlord's interest, or any assignee of any mortgage affecting Landlord's interest. Guarantor's failure to timely deliver such statement shall be conclusive upon Guarantor that this Guaranty is in full force and effect, without modification except as may be represented by Landlord.

          (11) Guarantor will pay to Landlord all Landlord's expenses, including, but not limited to, attorney's fees, in enforcing this Guaranty.



Dated, June 12, 1992                      GUARANTOR:


WITNESSED BY:                             PETER T. MAHER


                                          By: /s/ Peter T. Maher
------------------------                     -----------------------
                                             Peter T. Maher



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